Exhibit 10.1

Execution Version

BOARD OBSERVER AGREEMENT

This BOARD OBSERVER AGREEMENT (this “Agreement”) dated as of September 1, 2017, by and between Genesis Energy, LLC a Delaware limited liability company (the “Company”), Genesis Energy, L.P. (the “Partnership” and, together with the Company, the “Genesis Entities”), Rodeo Finance Aggregator LLC, a Delaware limited liability company (“KKR”) and GSO Rodeo Holdings LP, a Delaware limited partnership (“GSO” and, together with KKR, the “Investors”). The Genesis Entities and the Investors are herein referred to as the “Parties” or, individually, as a “Party.”

W I T N E S S E T H :

WHEREAS, the Partnership entered into that certain Class A Convertible Preferred Unit Purchase Agreement, dated August 2, 2017, by and among the Partnership and the Investors (the “Purchase Agreement”); and

WHEREAS, the Company, in its individual capacity and in its capacity as the general partner of the Partnership, has determined it to be in the best interests of the Partnership to enter into this Agreement in order to provide for the appointment by the Investors of observers to the Board of Directors of the Company (the “Board of Directors”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used herein, the following terms have the following meanings:

“Affiliate” shall have the meaning set forth in the Purchase Agreement.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Board of Directors” shall have the meaning given in the recitals.

“Class A Board Observer” shall have the meaning set forth in Section 2.01(a).

“Class A Issue Price” shall have the meaning set forth in the Partnership Agreement.

“Class A Preferred Units” shall have the meaning set forth in the Partnership Agreement.

“Committee” shall have the meaning set forth in Section 2.01(a).

“Company” shall have the meaning given to such term in the introductory paragraph.

“Confidentiality Agreement” shall have the meaning set forth in Section 2.01(d).

“Genesis Entities” shall have the meaning given to such term in the introductory paragraph.

“GSO” shall have the meaning given to such term in the introductory paragraph.

“Investors” shall have the meaning given to such term in the introductory paragraph.

“KKR” shall have the meaning given to such term in the introductory paragraph.

“Materials” shall have the meaning set forth in Section 2.01(a).

“Parties” and “Party” shall have the meaning given to such term in the introductory paragraph.

“Partnership” shall have the meaning given to such term in the introductory paragraph.

“Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 28, 2010, as amended as of the date of this Agreement.

“Partnership Securities” shall have the meaning given to such term in the Partnership Agreement.

“Person” shall have the meaning set forth in the Purchase Agreement.

“Purchase Agreement” has the meaning given in the recitals.

Section 1.02 Other Definitional and Interpretative Provisions. Unless the context requires otherwise: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited; (e) all references to “shall” mean “will;” and (f) references to Exhibits and Schedules are to the items identified separately in writing by the Parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein.

ARTICLE II

BOARD OBSERVER

Section 2.01 Board Observer.

(a) At all times during which KKR and/or its Affiliates collectively own at least $200 million of Class A Preferred Units (calculated with reference to the Class A Issue Price, as adjusted in accordance with the Partnership Agreement), then KKR will be entitled to appoint an observer representative (“Class A Board Observer”) to the Board of Directors, exercisable by the delivery of written notice to the Genesis Entities. At all times during which GSO and/or its Affiliates collectively own at least $200 million of Class A Preferred Units (calculated with reference to the Class A Issue Price, as adjusted in accordance with the Partnership Agreement), then GSO will be entitled to appoint a Class A Board Observer to the Board of Directors, exercisable by the delivery of written notice to the Genesis Entities. Except as provided below, each Class A Board Observer shall be entitled to attend (in person or telephonically) all meetings (both regular and special) of the Board of Directors and to listen to all telephonic meetings of the Board of Directors or meetings conducted by other methods of communication. Except as provided below, the Class A Board Observers shall receive written notice of all meetings (both regular and special) of the Board of Directors at the same time and in the same manner as such notice is given to other members of the Board of Directors, and shall receive all documents, notices, minutes, written materials and other information given to members of the Board of Directors in connection with each Board of Directors meeting (collectively, “Materials”) at the same time such Materials are given to members of the Board of Directors, whether or not the Class A Board Observer is attending such meeting; provided, however, that no Class A Board Observer shall have the right to attend any meeting of, or receive any Materials with respect to, any committee of the full Board of Directors (each, a “Committee”); provided, further, however, the Genesis Entities shall (i) give the Class A Board Observers written notice of the applicable meeting or action taken by written consent of such Committee at the same time and in the same manner as notice is given to the members of such Committee and (ii) with respect to the Audit Committee and the Governance, Compensation and Business Development Committee of the Board of Directors, provide the Class A Board Observer with copies of all written materials and other information (including, without limitation, copies of minutes of meetings or written consents of such Committees) given to the members of such Committees in connection with such meetings or actions taken by written consent at the same time such materials and information are furnished to such members of such Committees.

(b) None of the Class A Board Observers shall (A) owe any fiduciary duty to the Partnership or the holders of any class or series of Partnership Securities, (B) have any voting rights, or (C) be entitled to receive any compensation or reimbursement of expenses in his or her capacity as a Class A Board Observer.

(c) Notwithstanding anything to the contrary in this Section 2.01, each of KKR and GSO agree that the Class A Board Observers may be excluded from such portions of any Board of Directors meeting and that Materials may be withheld from the Class A Board Observers, in each case, as and solely to the extent the Board of Directors reasonably determines, in good faith, based on the advice of counsel, that such exclusion or withholding (A) is necessary to avoid any conflict of interest with respect to any potential transaction or matter related to the Genesis Entities or their Affiliates, on the one hand, and such Investor, such Class A Board Observer or any of their respective Affiliates or portfolio companies, on the other hand or (B) would prevent the members of the Board of Directors from engaging in attorney-client privileged communication; provided that, before the Genesis Entities may exclude a Class A Board Observer from any portion of any Board of Directors meeting or withhold from a Class A Board Observer any Materials pursuant to the foregoing provisions of this Section 2.01(c), the Genesis Entities shall notify the Class A Board Observer of its determination to do so, and consult with the Class A Board Observer to minimize or eliminate the need for such exclusion or withholding;

provided, further, that such exclusion shall be limited to the portion of the Board of Directors meeting or Materials that is the basis for such exclusion and shall not extend to any portion of the Board of Directors meeting or Materials that does not involve or pertain to such exclusion.

(d) Each Class A Board Observer shall agree to maintain the confidentiality of all material non-public information and proceedings of the Board of Directors and to enter into a customary confidentiality agreement (“Confidentiality Agreement”) as may be reasonably requested by the Genesis Entities; provided, however, the Genesis Entities acknowledge that upon request from an Investor or such Investor’s Affiliates, the Class A Board Observer shall provide, on a confidential basis, such material non-public information to such Investor and its Affiliates and their respective representatives, advisors and prospective transferees who have confirmed to the Investor their agreement to be bound by the confidentiality and use provisions of the Confidentiality Agreement.

(e) At all times while the Class A Board Observer is serving in such capacity in accordance with Section 2.01 of this Agreement, such Class A Board Observer, the Investors and their respective Affiliates may engage in, possess an interest in, or trade in the securities of, other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Genesis Entities, and the Genesis Entities, the Board of Directors and their Affiliates shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Genesis Entities, shall not be deemed wrongful or improper. None of the Class A Board Observer, the Investors or their respective Affiliates shall be obligated to present any investment opportunity to the Genesis Entities even if such opportunity is of a character that the Genesis Entities or any of their respective subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each of the Class A Board Observer, the Investors or their respective Affiliates shall have the right to take for such person’s own account (individually or as a partner or fiduciary) or to recommend to others any such investment opportunity. Notwithstanding the foregoing, the Class A Board Observer shall be subject to, and comply with, the requirement to maintain confidential information pursuant to this Agreement.

(f) For the avoidance of doubt, each Class A Board Observer shall constitute an “Indemnitee,” as such term is defined under the Partnership Agreement and a “Covered Person,” as such term is defined under the GP LLC Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.01 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party hereto without the prior written consent of each of the other Parties. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto, and their respective heirs, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 3.02 Notices. All notices provided for in this Agreement shall be in writing and shall be given as provided in Section 8.05 of the Purchase Agreement.

Section 3.03 Amendments and Waivers. This Agreement may not be amended, modified, supplemented or restated, nor may any provisions of this Agreement be waived without the written consent of all the Parties. A waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party with respect to this Agreement. Failure on the part of a Party to complain of any act of any Party or to declare any Party in default with respect to this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 3.04 Transfer of Board Rights; Aggregation. The option and right to appoint a Class A Board Observer granted to the Investors by the Partnership under Section 2.01 of this Agreement may be transferred or assigned by any Investor to one or more of its Affiliates, subject to the transfer restrictions provided in Section 4.10 of the Partnership Agreement, provided, however, that (a) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for the obligations of such Investor under this Agreement. All Class A Preferred Units held or acquired by Persons (as defined in the Partnership Agreement) who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.05 Governing Law; Severability; Limitation of Liability

(a) THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b) The Parties hereby irrevocably submit to the exclusive jurisdiction of the federal courts of the State of Delaware and the Delaware Court of Chancery, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby (except as otherwise expressly provided in any employment agreement or non-competition and confidentiality agreement), and each Party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a Party to this Agreement may become involved. Each of the Parties hereby consents to process being served by any Party in any suit, action or proceeding of the nature specified in this subsection (b) by the mailing of a copy thereof in the manner specified by the provisions of Section 3.02. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 3.06 Specific Performance. Each Party hereto acknowledges that the remedies at law of the other Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 3.07 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Parties hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns.

Section 3.08 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the Parties hereto with respect to the subject matter of this Agreement.

Section 3.09 Termination. This Agreement shall terminate with respect to each Investor at the time at which the rights and restrictions granted in Section 2.01(a) are no longer in effect, except that such termination shall not affect (a) the rights perfected or the obligations incurred by such Investor prior to such termination (including any liability for breach of this Agreement) and (b) the obligations expressly stated to survive termination hereof and this Article III.

Section 3.10 Independent Nature of Obligations. The obligations of each Party are several and not joint with the obligations of any other Party, and no Party shall be responsible in any way for the performance or nonperformance of the obligations of any other Party under this Agreement. Nothing contained herein and no action taken by any Party pursuant hereto, shall be deemed to constitute the Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Parties are in any way acting in concert or as a group with respect to such obligations.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GENESIS ENERGY, L.P.

By: Genesis Energy, LLC, its general partner

By:	/s/ Grant E. Sims
	Name:	Grant E. Sims
	Title:	Chief Executive Officer

GENESIS ENERGY, LLC

By:	/s/ Grant E. Sims
	Name:	Grant E. Sims
	Title:	Chief Executive Officer

[Signature Page to Board Observer Agreement]

RODEO FINANCE AGGREGATOR LLC

By:	/s/ Raj Agrawal
Name: Raj Agrawal
Title: Director

[Signature Page to Board Observer Agreement]

GSO RODEO HOLDINGS LP

By:	GSO Rodeo Holdings Associates LLC, its general partner

By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Authorized Signatory

[Signature Page to Board Observer Agreement]